                                        June 24, 1997



Broad National Bancorporation
905 Broad Street
Newark, New Jersey 07102

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-2 (File Nos. 333-28897 and 333-28897-01) (the "Registration Statement") filed by Broad National Bancorporation (the "Company") and BNB Capital Trust (the "Trust") with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 1,150,000 shares of the Trust's Cumulative Trust Preferred Securities, including 150,000 shares which may be offered pursuant to an over-allotment option granted to the underwriter for this offering, (ii) the Company's Junior Subordinated Debentures (the "Debentures"), and (iii) the guarantee (the "Guarantee") to be provided by the Company pursuant to a Guarantee Agreement (as defined below).

        We have examined the originals or certified copies of the Certificate of Incorporation of the Company, the Bylaws of the Company, as presently in effect, minutes of the applicable meetings of the board of directors and shareholders of the Company, and such other records, agreements, certificates of public officials and others as we have deemed relevant and necessary as a basis for the opinion expressed herein, including the following documents:

        1) the form of Guarantee Agreement, attached as Exhibit 4.6 to the Registration Statement (the "Guarantee Agreement");

        2) the form of Junior Subordinated Indenture attached as Exhibit 4.1 to the Registration Statement (the "Indenture"); and

        3)  the form of Certificate evidencing the Debentures, attached as
            Exhibit 4.2 to the Registration Statement (the "Certificate").
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Broad National Bancorporation
June 24, 1997
Page 2

In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, the authenticity of the originals of such latter documents, and the conformity to the unexecuted forms of Guarantee Agreement, Indenture and Certificate to the Guarantee Agreement, Indenture and Certificate as executed and delivered by the parties thereto. In addition, we have assumed that the Guarantee Agreement, Indenture and Certificate constitute the entire agreements among the Company and the other parties to such documents relating to the transactions contemplated thereby, including the Company's issuance and sale of the Debentures to the Trust and the Company's provision of the Guarantee, and that each of the parties to such documents other than the Company has the power and authority to execute and deliver such documents, and to perform its obligations under, such documents.

        Based upon and subject to the foregoing, we are of the opinion that, when the Guarantee Agreement, the Indenture and the Certificate are executed and delivered by the parties thereto and the Debentures are issued upon payment of the consideration specified in the Registration Statement, all as described in the Registration Statement, the Debentures and the Guarantee will be the valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited or affected by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or the rights of creditors of bank holding companies the accounts of whose subsidiaries are insured by the Federal Deposit Insurance Corporation, by general equity principles limiting the right to specific performance or other equitable relief and the discretion of the court, regardless of whether considered in proceedings at law or in equity, and by an implied covenant of good faith and fair dealing.

        Our opinions and statements expressed herein are restricted to matters governed by the laws of the United States of America, the laws of the State of Missouri and the laws of the State of New Jersey. We do not purport to be expert in the laws of the State of New Jersey and, accordingly, we have, with your consent, relied exclusively upon the opinion of New Jersey counsel, Thacher Proffitt & Wood, dated the date hereof (a copy of which is attached hereto as Annex A), including the assumptions, qualifications and limitations contained therein, with respect to the opinions and statements expressed therein. Our opinions and statements expressed herein pertaining to matters of the law of the State of New Jersey expressed in their said opinion are limited to the extent set forth in their said opinion.

        We consent to the reference to our firm under the caption "Validity of Securities" in the Prospectus constituting a part of the Registration and to the inclusion of this

Broad National Bancorporation
June 24, 1997
Page 3

opinion as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

                               Very truly yours,



                               STINSON, MAG & FIZZELL, P.C.

                                                                     ANNEX A

                    [Letterhead of Thacher Proffitt & Wood]



                                  June 24, 1997



Broad National Bancorporation
905 Broad Street
Newark, New Jersey 07102

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-2 (Files Nos. 333-28897 and 333-28897-01) (the "Registration Statement") filed by Broad National Bancorporation (the "Company") and BNB Capital Trust (the "Trust") with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 1,150,000 shares of the Trust's Cumulative Trust Preferred Securities, including 150,000 shares which may be offered pursuant to an over-allotment option granted to the underwriter for this offering, (ii) the Company's Junior Subordinated Debentures (the "Debentures"), and (iii) the guarantee (the "Guarantee") to be provided by the Company pursuant to a Guarantee Agreement (as defined below).

    We have examined the following documents:

    1. the form of Guarantee Agreement, attached as Exhibit 4.6 to the Registration Statement (the "Guarantee Agreement");

    2. the form of Junior Subordinated Indenture, attached as Exhibit 4.1 to the Registration Statement (the "Indenture"); and

    3.  the form of Certificate evidencing the Debentures, attached as Exhibit
        4.2 to the Registration Statement (the "Certificate").

In such examination, we have assumed the genuineness of all signatures affixed or to be affixed on original documents, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, the authenticity of the originals of such latter documents, and the conformity of the unexecuted forms of Guarantee Agreement, Indenture and Certificate to the Guarantee Agreement, Indenture and Certificate as delivered to us to those to be executed and delivered by the parties thereto. In addition, we have assumed that the Guarantee Agreement, Indenture and Certificate constitute the entire agreements among the Company and the parties to such documents

Broad National Bancorporation
June 24, 1997                                                           Page 2


relating to the transactions contemplated thereby, including the Company's issuance and sale of the Debentures to the Trust and the Company's provision of the Guarantee, and that each of the parties to such documents has the power and authority to execute and deliver such documents. We have also assumed the power of each of the parties, other than the Company, to perform its obligations under such documents.

    Based upon and subject to the foregoing, we are of the opinion that, when the Guarantee Agreement, the Indenture and the Certificate are executed and delivered by the parties thereto and the Debentures are issued upon payment of the consideration specified in the Registration Statement, all as described in the Registration Statement, the Debentures and the Guarantee will be the valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited or affected by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or the rights of creditors of bank holding companies the accounts of whose subsidiaries are insured by the Federal Deposit Insurance Corporation, by general equity principles limiting the right to specific performance or other equitable relief and the discretion of the court, regardless of whether considered in proceedings at law or in equity, and by an implied covenant of good faith and fair dealing.

    We consent to the reference to our firm under the caption "Validity of Securities" in the Prospectus constituting a part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

    We authorize you to deliver a copy of this letter to your counsel, Stinson, Mag & Fizzell, P.C., and they may rely upon it for purposes of rendering certain opinions to be filed as an exhibit to the Registration Statement as though it were addressed to them.

                                Very truly yours,


                                THACHER PROFFITT & WOOD